                                                                     EXHIBIT 4.5


THE WARRANTS REPRESENTED HEREBY AND THE COMMON SHARES ISSUABLE ON THE EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. NEITHER THE WARRANTS REPRESENTED HEREBY NOR THE COMMON SHARES TO BE ISSUED UPON EXERCISE THEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, THE WARRANTS AND THE COMMON SHARES ISSUABLE ON THE EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ANY CANADIAN OR U.S. PROVINCE, TERRITORY OR STATE OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT THEREOF IN CONTRAVENTION OF THE LAWS OF ANY SUCH JURISDICTION. COMPLIANCE WITH THE SECURITIES LAWS OF ANY JURISDICTION IS THE RESPONSIBILITY OF THE HOLDER OR ITS TRANSFEREE.


WARRANT CERTIFICATE                   Certificate representing 333,334
NO. W -002-                           Warrants, each entitling the holder to
      -----                           acquire one common share of Golden Star
                                      Resources Ltd. (subject to adjustment as set out below)


                           GOLDEN STAR RESOURCES LTD.


                               THREE-YEAR WARRANT

                            TO PURCHASE COMMON STOCK


This certifies that, for good and valuable consideration, Golden Star Resources Ltd. (the "Company"), a corporation subsisting under the Canada Business Corporations Act, grants to WARE LIMITED or its registered assigns (the "Warrant-holder"), the right to subscribe for and purchase from the Company 333,334 (three hundred and thirty three thousand, three hundred and thirty four) validly issued, fully paid and non-assessable shares (the "Warrant Shares") of the Company's common shares (the "Common Stock"), at the purchase price per Warrant Share (the "Exercise Price") of U.S.$0.70 at any time and from time to time, prior to 5:00 p.m. Rocky Mountain Time on July 19, 2005 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth.

1.       Duration and Exercise of Warrant; Limitation on Exercise; Payment of
         Taxes.

1.1      Duration and Exercise of Warrant.

         Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, prior to 5:00 p.m. on the Expiration Date, by the Warrant-holder by:

         (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day; and

         (b) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

         The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrant-holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

1.2      Warrant Shares Certificate.

         A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be mailed to the Warrant-holder via regular mail, postage prepaid, within three Business Days after receipt (including facsimile receipt) of the Exercise Form and actual receipt of the Warrant and payment of the Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrant-holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

1.3      Payment of Taxes.

         The issuance of certificates for Warrant Shares shall be made without charge to the Warrant-holder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrant-holder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrant-holder as reflected upon the books of the Company.

1.4      Divisibility of Warrant; Transfer of Warrant.

         (a) Subject to the provisions of this Section 1.4, this Warrant may be divided into warrants of one thousand shares or multiples thereof (except for any "stub amount"), upon surrender at the principal office of the Company, without charge to any Warrant-holder. Upon such division, the Warrants may be transferred of record as the then Warrant-holder may specify without charge to such Warrant-holder (other than any applicable transfer taxes). In addition, the Warrant-holder shall also have the right to transfer this Warrant in its entirety to any person or entity.

         (b) Upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

2.       Issuance and Reservation of Shares; Approval Process.

2.1      The Company covenants and agrees as follows:

         (a) all Warrant Shares which are issued upon the due exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue; and

         (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

2.2 The Company represents, warrants and covenants that the Toronto Stock Exchange ("TSE") has approved the issuance of the Warrants, and the upon exercise of the Warrants, the TSE will have approved the listing of the Warrant Shares issuable upon such exercise. The Company covenants and agrees to fulfill all the requirements of the TSE with respect to the Warrants and the Warrant Shares.

3.       Loss or Destruction of Warrant.

         Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company promptly (but not later than in two Business Days) will execute and deliver a new Warrant of like tenor.

4.       Registers and Ownership of Warrant.

4.1 The Company shall maintain a register at its principal office in Littleton, Colorado, in which shall be entered the name and address of the Warrant-holder and all other particulars of the Warrants held by it and of all transfers of the Warrants. The address of a holder on such register shall be conclusive evidence of the address at which a holder is resident.

4.2 The Company may deem and treat the person(s) listed on the register as the holder and owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

5.       Certain Adjustments.

5.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

         (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend or distribution payable in shares of Common Stock or securities or rights convertible or exchangeable into Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution (or on the dividend distribution date if no record date is set) or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrant-holder will be entitled to receive the number of shares of Common Stock that such Warrant-holder would have owned (or been entitled to receive in the case of convertible or exchangeable securities) immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

         (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrant-holder thereafter will be entitled to receive the number of shares of Common Stock that such Warrant-holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

         (c) Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrant-holder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrant-holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer.

         (d) Distributions to All Holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute (or distribute without a record date) to all holders of its Common Stock, any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities or securities issued in connection with a spin-off, then the Warrant-holder shall be entitled to receive, upon exercise of the Warrant, on a pro rata basis, that portion of such distribution to which it would have been entitled had the Warrant-holder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution (or prior to any distribution if no record date is fixed), the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 5.1(d). The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) mail by first class, postage prepaid, to the Warrant-holder, notice that such distribution will take place.

         (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrant-holder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrant-holder, the Company will pay to such Warrant-holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

         (f) Carryover. Notwithstanding any other provision of this Section 5, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrant-holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered hereunder, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

         (g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted pursuant to Sections 5.1(a) and (b) herein, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

5.2      Rights Offering.

         In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the Warrant-holder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall, concurrently within the mailing to stockholders, mail by first class, postage prepaid, to the Warrant-holder, notice that such rights offering will take place together with all documents and information relating to the terms of the offering. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof has been entitled to elect to participate under the provisions of this Section 5.2.

5.3      Notice of Adjustments.

         Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is to be adjusted, as herein provided, the Company shall, at least 10 Business Days prior to such adjustment, mail by first class, postage prepaid, to the Warrant-holder, notice of such adjustment or adjustments and a certificate of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a detailed statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

5.4      Notice of Extraordinary Corporate Events.

         In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any amalgamation, arrangement or merger, any sale, transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrant-holder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, amalgamation, arrangement, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and at least 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

5.5      Effect of Failure to Notify.

         Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 5.3 and 5.4 shall not affect the necessity of the adjustment to the Exercise Price, the calculation of the number of shares purchasable upon exercise of this Warrant, or the legality or validity of any transaction giving rise thereto, without prejudicing the Warrant-holder's rights to seek damages for such failure.

5.6      Other Dilutive Events.

         In case the Company after the date of this Warrant shall take any action affecting the Common Shares, other than action described in
         Section 5.1, which in the opinion of the board of directors of the Company would materially affect the rights of the Warrant-holder, the Exercise Price and/or the number of Warrant Shares purchasable upon exercise of the Warrant shall be adjusted in such manner, if any, and at such time, by action of the directors, in their sole discretion, as they may determine to be equitable in the circumstances, provided, however, that any such determination shall be subject to the written consent of the TSE before it is effective. Failure to take action by the directors so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Shares shall be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

6.       Amendments.

         Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Warrant-holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon such Warrant-holder and the Company.

7.       Definitions.

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

         Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

         Common Stock:  the meaning specified on the cover of this Warrant.

         Company:  the meaning specified on the cover of this Warrant.

         Exercise Form: an Exercise Form in the form annexed hereto as Exhibit
         A.

         Exercise Price:  the meaning specified on the cover of this Warrant.

         Expiration Date:  the meaning specified on the cover of this Warrant.

         Fair Market Value: Fair Market Value of a share of Common Stock (including any Warrant Share) as of a particular date (the "Determination Date") shall mean:

         (a) If the Common Stock is listed on the TSE, then the Fair Market Value shall be the average of the last ten "daily sales prices" of the Common Stock on the TSE on the last ten trading days prior to the Determination Date, or if not listed on the TSE, then the Fair Market Value shall be the average of the last ten "daily sales prices" of the Common Stock on the Over-The-Counter Bulletin Board on the last ten trading days prior to the Determination Date. The "daily sales price" shall be the weighted average price of the Common Stock determined by dividing the aggregate sale price of all Common Stock sold on the exchanges or in such market, as the case may be, during such ten trading days by the total number of Common Stock so sold; or

         (b) If the Common Stock is not so listed or traded or if no such sale is made on at least nine of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by an independent, nationally-recognized (U.S. or Canadian) investment banking firm reasonably acceptable to the Warrant-holder (whose determination shall be conclusive but subject to the written consent of the TSE before it is effective).

         Warrant-holder:  the meaning specified on the cover of this Warrant.

         Warrant Shares:  the meaning specified on the cover of this Warrant.

8.       Miscellaneous.

8.1      Entire Agreement.

         This Warrant constitutes the entire agreement between the Company and the Warrant-holder with respect to the Warrants.

8.2      Binding Effects; Benefits.

         This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrant-holder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrant-holder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

8.3      Section and Other Headings.

         The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

8.4      Pronouns.

         All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

8.5      Notices.

         All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile (with a copy also sent by regular mail or overnight courier) or by recognized overnight courier or by United States certified mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

         (a)      if to the Company, addressed to:

                  Golden Star Resources Ltd.
                  10579 Bradford Road, Suite 103
                  Littleton, Colorado  80127-4247

                  Facsimile:  (303) 830-9094
                  Attention: Chief Financial Officer

         (b) if to the Warrant-holder or any subsequent transferee of Warrants, addressed to the Warrant-holder at the address set forth in the register of Warrant-holders.

         Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

8.6      Separability.

         Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

8.7      Governing Law.

         This Warrant shall be deemed to be a contract made under the laws of Ontario, Canada and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to such agreements made and to be performed entirely within such Province.

8.8      No Rights or Liabilities as Stockholder.

         Nothing contained in this Warrant shall be determined as conferring upon the Warrant-holder any rights as a stockholder of the Company or as imposing any liabilities on the Warrant-holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

8.9      Submission to Jurisdiction.

         (a) The Company and Warrant-holder irrevocably submit to the non-exclusive jurisdiction of any federal or provincial court located in the City of Toronto in any suit or proceeding arising out of or relating to the Warrants or the Warrant Shares.

         (b) To the extent that the Company or Warrant-holder has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


GOLDEN STAR RESOURCES LTD.



By:               /s/ Peter Bradford
         -----------------------------------
Name:             Peter Bradford
         -----------------------------------
Title:            President and CEO
         -----------------------------------




Dated as of July 19, 2002

                                    Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably (provided that the Warrant Shares are timely delivered) elects to exercise the right, represented by this Warrant, to purchase __________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of Golden Star Resources Ltd. ("GSR") in the amount of US$__________.

The undersigned will deliver the Warrant covering the Warrant Shares being exercised hereunder to GSR in accordance with the terms of this Warrant. The undersigned directs that a certificate for such Warrant Shares be registered as follows:


                        -----------------------------------
                        Print Name of Registered Holder

                        -----------------------------------
                        Print Address of Registered Holder

                        -----------------------------------
                        Print City, State and Zip Code of Registered Holder


The undersigned directs that such certificates be delivered to _________________ ________________ whose address is ______________________________________________
_______________________________________.


Dated:
                                                  ------------------------
Signature of Warrant-holder
                                                  ------------------------
Print Name of Warrant-holder
                                                  ------------------------
Street Address of Warrant-holder
                                                  ------------------------
City, State and Zip Code of Warrant-holder
                                                  ------------------------

                                     -A-2-


(The Company may require that the signature above be guaranteed, in which event the following must be completed.)



                                               ---------------------------------
                                               Signature of Warrant-holder


Signature of Warrant-holder
Guaranteed by:


----------------------------------------
* Signature of Guarantor

NOTE: The signature to this exercise must correspond with the name as recorded on the Warrant in every particular without alteration or enlargement or any change whatever.

* Signature must be guaranteed by an authorized officer of a chartered bank or a major trust company or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program, and in the case of a corporate entity, an authority to sign.

                                    Exhibit B

                               FORM OF ASSIGNMENT

               (To be executed only upon transfer of this Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto:

                               -----------------------------------------------
                               Print Name of Transferee

                               -----------------------------------------------
                               Print Address of Transferee

                               -----------------------------------------------
                               Print City, State and Zip Code of Transferee

the right represented by such Warrant to purchase ________________ common shares of Golden Star Resources Ltd. ("GSR") to which such Warrant relates and all other rights of the Warrant-holder under the within Warrant (to the extent of such shares), and appoints ______________________ Attorney to make such transfer on the books of GSR maintained for such purpose, with full power of substitution in the premises.


Dated:
                                                  ------------------------
Signature of Warrant-holder
                                                  ------------------------
Print Name of Warrant-holder
                                                  ------------------------
Street Address of Warrant-holder
                                                  ------------------------
City, State and Zip Code of Warrant-holder
                                                  ------------------------


Signature of Registered Warrant-holder
Guaranteed by:



-----------------------------------------------
* Signature of Guarantor

NOTE: The signature to this transfer must correspond with the name as recorded on the Warrant in every particular without alteration or enlargement or any change whatever.

* Signature must be guaranteed by an authorized officer of a chartered bank or a major trust company or by a medallion signature guarantee from a member of a recognized medallion signature guarantee program, and in the case of a corporate entity, an authority to sign.